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                                                                    Exhibit 10.4


                   AMENDMENT TO LOAN AND SECURITY AGREEMENT
                   ----------------------------------------


     This AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of this 29th day of December 2000, between TECHNICAL COMMUNICATIONS CORPORATION ("Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), is made in reference to the following facts:

     A. Borrower previously entered into a Loan and Security Agreement with Coast dated July 31, 2000 (as amended, the "Loan Agreement") and related documents in connection therewith (as each may be amended, supplemented, replaced or modified from time to time, the "Loan Documents"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

     B. Borrower has caused an Event of Default under Section 8.1 of the Loan Agreement as a result of the failure of Borrower to comply with the Tangible Net Worth requirements under the Loan Agreement.

     C. Borrower has requested, among other things, that Coast waive the Event of Default and modify the Tangible Net Worth requirements under the Loan Agreement.

     D. Coast is willing to amend the Loan Agreement and waive the Event of Default on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

          1.   Limited Waiver.  Subject to the terms and conditions of this
               --------------
Amendment, Coast hereby waives the Event of Default under Section 8.1 of the Loan Agreement due to the failure of Borrower to maintain Tangible Net Worth of not less than $6,500,000 as of September 30, 2000.

          The foregoing waiver is a one-time waiver only and not a continuing waiver, and shall apply only to the matters and time period specifically set forth in this Amendment. Without limiting the generality of the foregoing, this waiver shall not apply to any future failure by Borrower to comply with the terms of the Loan Agreement referenced above or any other term therein.

          2.   Tangible Net Worth.  The first paragraph of Section 8.1 of the
               ------------------
Schedule is hereby amended in full and restated as follows:

     "Tangible Net Worth: Beginning December 31, 2000, Borrower shall at all times have a Tangible Net Worth of not less than $4,688,513 from December 31, 2000 through and including March 30, 2001, $4,790,633 from March 31, 2001 through and including June 29, 2001, $5,633,740 from June 30, 2001 through and including September 28, 2001, $5,969,418
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beginning September 29, 2001 and thereafter, increasing quarterly by 70% of
Borrower's net income based on a trailing six months. In no event shall such increase exceed 70% of Borrower's net income on an annualized basis during any fiscal year of Borrower."

          3.   Interest Coverage Ratio.  Section 8.1 of the Schedule is hereby
               -----------------------
amended by adding a new paragraph 7 as follows:

               "7. Borrower shall at all times maintain a ratio of (a) EBIT (as defined below) to (b) interest expense of not less than 1.25 to 1.00, measured quarterly on a trailing 12-month basis beginning March 31, 2001. 'EBIT' means, in any fiscal period, Borrower's net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all
                                              ----
interest expense and income tax expense of Borrower for such period, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's net income for such period."

          4.   Inventory Loans. The parties hereto agree that until such time
               ---------------
that Coast notifies Borrower in writing to the contrary Borrower, in its sole discretion, shall have no right to request Inventory Loans under Section 2.1(b) of the Schedule or otherwise and Coast shall be under no obligation to provide Inventory Loans. Any Inventory Loans outstanding on the date hereof are fully due and payable on the date hereof together with accrued but unpaid interest thereon.

          5.   Amendment Fee. In addition to all other fees and charges,
               -------------
Borrower hereby agrees to pay Coast an amendment fee of $30,000, fully earned and payable on the date hereof.

          6.   Reaffirmation.  Except as modified by the terms herein, the Loan
               -------------
Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall govern.

          7.   Counterparts.  This Amendment may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.   Governing Law.  This Amendment shall be governed by and construed
               -------------
according to the laws of the State of California.

          9.   Attorneys' Fees; Costs.  Borrower agrees to pay, on demand, all
               ----------------------
attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

          10.  Jury Trial Waiver. BORROWER AND COAST EACH WAIVE ALL RIGHTS TO
               -----------------
TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THIS AMENDMENT, THE OBLIGATIONS,

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

THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR COAST, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND COAST.

   "Borrower"                           "Coast"

   TECHNICAL COMMUNICATIONS             COAST BUSINESS CREDIT,
   CORPORATION                          a division of Southern Pacific Bank


   By:   /s/ Carl H. Guild Jr.          By:   /s/ Lawrence J. Placek
      ----------------------------         -------------------------------------
   Name:  Carl H. Guild Jr.             Name:  Lawrence J. Placek
        --------------------------           -----------------------------------
   Title: President and CEO             Title: Sr Vice President
         -------------------------            ----------------------------------




          Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Continuing Guaranty executed by it in favor of Coast shall remain in full force and effect in accordance with its terms.

TCC INVESTMENT CORPORATION              TCC FOREIGN SALES CORPORATION


By:   /s/ Carl H. Guild Jr.             By:    /s/ Carl H. Guild Jr.
     -----------------------------           -----------------------------------
Its:   President                        Its:    President
     -----------------------------           -----------------------------------

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